UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in Summer Wind Apartments and the Citation Club Apartments. All figures provided below are approximate.

On January 5, 2016, Bluerock Residential Growth REIT, Inc., through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, made a joint venture investment in Summer Wind Apartments, a 368-unit, multi-family community located at 5301 Summerwind Drive, Naples, Florida 34109, or the Summer Wind Property, and Citation Club Apartments, a 320-unit, multi-family community located at 4110 Winners Circle, Sarasota, Florida 34238, or the Citation Club Property. Specifically, our Operating Partnership made the investment through BRG SW FL Portfolio, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG SW FL Portfolio, through BR SW FL Portfolio JV Member, LLC, a Delaware limited liability company and a wholly owned subsidiary of BRG SW FL Portfolio, or BR JV Member, acquired a 95.0% limited liability company interest, or the BRG SW FL Portfolio Interest, in BR Carroll SW FL Portfolio JV, LLC, or BR Carroll JV Entity.

The BR Carroll JV Entity is the owner and holder of 100% of the limited liability company interests in (i) BR Carroll Naples, LLC, a Delaware limited liability company, or Naples Owner; and (ii) BR Carroll Palmer Ranch, LLC, a Delaware limited liability company, or Palmer Ranch Owner.

Concurrently and through BR Carroll JV Entity, we caused Naples Owner to acquire the Summer Wind Property in fee simple from Summer Wind 368 Delaware, LLC, a Delaware limited liability company, or Summer Wind Seller, and Palmer Ranch Owner to acquire in fee simple the Citation Club Property from Citation 320 Delaware, LLC, a Delaware limited liability company, or Citation Seller.

The total purchase price paid to Summer Wind Seller for the Summer Wind Property, and to Citation Seller for the Citation Club Property, was an aggregate $86,250,000. The sale of the properties was based on arm’s length negotiations with an unaffiliated seller. In evaluating the (i) Summer Wind Property and (ii) Citation Club Property as potential investments, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy.

Following our acquisition of and investment in the Summer Wind Property, the organizational structure with respect to the ownership of the Summer Wind Property is such that: (i) the Summer Wind Property is owned by Naples Owner and (ii) Naples Owner is wholly owned by BR Carroll JV Entity. The BR Carroll JV Entity is a joint venture entity owned 95.0% by BR JV Member and 5.0% by Carroll Co-Invest IV SW FL Portfolio, LLC, a Georgia limited liability company, or the Carroll Member.

Following our acquisition of and investment in the Citation Club Property, the organizational structure with respect to the ownership of the Citation Club Property is such that: (i) the Citation Club Property is owned by Palmer Ranch Owner and (ii) Palmer Ranch Owner is wholly owned by BR Carroll JV Entity. As noted above, BR Carroll JV Entity is 95.0% owned by BR JV Member and 5.0% owned by Carroll Member.

BR Carroll JV Entity

BR JV Member initially invested approximately $29.5 million to acquire a 95.0% equity interest in the BR Carroll JV Entity, and the Carroll Member initially invested approximately $1.5 million to acquire a 5.0% equity interest in the BR Carroll JV Entity, and have entered into a joint venture operating agreement for the BR Carroll JV Entity, or the JV Agreement. The JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BR JV Member is manager of BR Carroll JV Entity, subject to oversight by a management committee with the majority voting power in favor of the representatives appointed by the BR JV Member. Under the JV Agreement, certain decisions of the management committee are subject to major decision rights reserved to the members. These major decisions require the consent of both members, and include: (i) any capital transaction, including a refinancing or sale of either the Summer Wind Property or the Citation Club Property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination of BR Carroll JV Entity, Naples Owner, or Palmer Ranch Owner; (iv) granting options, rights of first refusal, mortgages and similar interests in the Summer Wind Property or the Citation Club Property; (v) selling or otherwise disposing of the Summer Wind Property or Citation Club Property; (vi) acquiring real property or other assets other than the Summer Wind Property or Citation Club Property; (vii) taking actions that are reasonably likely to expose a party to liability under a loan guaranty; (viii) instituting or settling legal claims in excess of $50,000; (ix) entering into any agreement with an affiliated party; (x) amending, refinancing or replacing any financing to which BR Carroll JV Entity, Naples Owner, or Palmer Ranch Owner is a party, or which encumbers the Summer Wind Property or the Citation Club Property; (xi) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (xii) making a loan to any member; (xiii) filing or initiating a bankruptcy or similar creditor protection action of BR Carroll JV Entity, Naples Owner, or Palmer Ranch Owner; (xiv) terminating the property management agreement for the Summer Wind Property or the Citation Club Property or declaring a default thereunder, subject to cure provisions; although BR JV Member has certain heightened remedial rights with respect to a default by the Carroll-affiliated property manager; (xv) any amendment to the organizational documents of the BR Carroll JV Entity, Naples Owner or Palmer Ranch Owner; or (xvi) making distributions to members other than in accordance with the JV Agreement. We refer to each of these herein as a JV Major Decision.

To the extent that BR JV Member and the Carroll Member are not able to agree on a JV Major Decision on or after January 5, 2018 either party may initiate a buy-sell process compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after January 5, 2018 either party may also initiate a process to compel the sale of either or both of the Summer Wind Property or the Citation Club Property, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest in BR Carroll JV Entity to the non-initiating party.

Additional Capital Contributions

The JV Agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in either the Summer Wind Property or the Citation Club Property (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums, etc.), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by a lender, a reduction in principal required by a lender to meet loan to value requirements), or for funds required to refinance the property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements, etc.). The JV Agreement further provides that the management committee may call for capital contributions as reasonably determined to be necessary to effect an investment or expenditure for any of the Summer Wind Property, the Citation Club Property or BR Carroll JV Entity.

Distributions

Pursuant to the provisions of the JV Agreement, distributions are made generally as follows: (i) first, to the members, pro rata, in accordance with their ownership percentages until each member has received the greater of an internal rate of return of 10% or a return on the member’s total capital contributions equal to 1.3x thereof, (ii) second, 25% to the Carroll Member and 75% to BR JV Member, until BR JV Member has received an internal rate of return of 15%, and (iii) thereafter, 35% to the Carroll Member and 65% to BR JV Member; provided, however, if certain events occur, including the bankruptcy or dissolution of the Carroll Member or the affiliated property manager, or the occurrence of any gross negligence, fraud, or willful bad acts by Carroll Member or its affiliates with respect to either the Summer Wind Property or the Citation Club Property, the distributions shall be made to the members, pro rata, in accordance with their percentage interests. Further, if a member fails to contribute required capital to the BR Carroll JV Entity, the other member has the right to make a loan to that defaulting member to fund the deficiency at a rate of 20% per annum, paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Indirect Ownership Interests in the Summer Wind Property and the Citation Club Property

As a result of the structure described above, we hold a 95.0% indirect equity interest in the Summer Wind Property and the Citation Club Property, and the Carroll Member holds the remaining 5.0% indirect equity interest in both properties.

Description of the Summer Wind Property and the Citation Club Property

The Summer Wind Property is a multifamily community located at 5301 Summer Wind Drive, Naples, Florida 34109. The property consists of 46 two-story apartment buildings, situated on two rectangular parcels of land totaling 29.494 acres. Construction was completed in 1986. The Summer Wind Property contains a total of 368 units and an aggregate 324,872 square feet. The Summer Wind Property includes amenities such as a resident clubhouse and lounge, fitness/health center, pool, spa, onsite maintenance, public transportation and storage.

The Citation Club Property is a multifamily community located at 4110 Winners Circle, Sarasota, Florida 34238. The property consists of 31 two and three-story apartment buildings, situated on an irregularly shaped parcel of land totaling 23.078 acres. Construction was completed circa 1990-1991. The Citation Club Property contains a total of 320 units and an aggregate 330,700 square feet. The Citation Club Property includes a clubhouse and lounge, fitness/health center, pool, spa, onsite maintenance, public transportation and storage.

The Summer Wind Property and the Citation Club Property are each managed by Carroll Management Group, LLC, an unaffiliated entity, under two separate property management agreements. Under the property management agreements, the management fee for each property is 3% of monthly gross proceeds. During the initial 24-month period the management fee will be calculated and paid quarterly. Following the initial 24-month period, the management fee shall be computed and payable monthly in arrears. The management fee during the initial 24-month period shall be subordinated to the BR JV Member and Carroll Member receiving a 10% cash-on-cash return under the JV Agreement and deferred to the extent such return is not achieved. Carroll Management Group, LLC, is also entitled to a construction management fee equal to 5.0% of any expenses incurred in connection with (a) all interior renovation projects in excess of $10,000, in the aggregate, in any single calendar year, (b) any individual capital expenditure project set forth in the Annual Business Plan, as shown in Exhibit D to the JV Agreement and as amended from time to time, and (c) any other individual capital expenditure project the cost of which exceeds $10,000, which fee shall be calculated and paid upon each respective draw.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Loan Financing and Guaranty Related to the Acquisition of the Citation Club Property

The acquisition of the Citation Club Property by Palmer Ranch Owner was funded with approximately $14.36 million in equity from BR Carroll JV Entity, and a loan made by Jones Lang LaSalle Multifamily, LLC, on behalf of Freddie Mac, or Palmer Ranch Lender, to Palmer Ranch Owner in the principal amount of $26,925,000, or the Palmer Ranch Loan, which Palmer Ranch Loan is secured by Citation Club Property and improvements. The Palmer Ranch Loan has a term of 84-months and a maturity date of February 1, 2023. The Palmer Ranch Loan requires interest only payments until maturity.

The Palmer Ranch Loan may not be voluntarily prepaid during the first twelve months of the loan term. Following the prepayment lockout period, the Palmer Ranch Loan may be prepaid in full with a prepayment premium equal to 1.0% of the outstanding principal due through and including October 31, 2022, and thereafter at par.

The interest rate during the term of the Palmer Ranch Loan is a floating rate of one-month LIBOR plus 2.17%, and is adjusted on a monthly basis based on changes in the one-month LIBOR. Palmer Ranch Owner has entered a Rate Cap Agreement with SMBC Capital Markets, Inc., which agreement caps the floating one-month LIBOR interest rate as follows: 2.50% from and including January 4, 2016 until but excluding February 1, 2017; 3.00% from and including February 1, 2017 until but excluding February 1, 2018; and 3.58% from and including February 1, 2018 until but excluding February 1, 2019.

We entered into a guaranty to provide certain recourse and non-recourse guarantees to the Palmer Ranch Loan which generally call for protection against losses by the Palmer Ranch Lender for so-called “bad acts,” such as misrepresentations and environmental liability, and may include full recourse liability for more significant events such as bankruptcy, or the Palmer Ranch Guaranty. Our financial obligations under the Palmer Ranch Loan and the Palmer Ranch Guaranty, as discussed in this Item 2.03, arose on January 5, 2016 in connection with the closing of the Palmer Ranch Loan. MPC Partnership Holdings, LLC, a Carroll Member affiliate, entered into the Palmer Ranch Guaranty on a joint and several basis with us, and the parties additionally entered into a backstop agreement pursuant to which the liability under the Palmer Ranch Guaranty was allocated between the parties.

Loan Financing and Guaranty Related to the Acquisition of the Summer Wind Property.

The acquisition of the Summer Wind Property by Naples Owner was funded with approximately $16.7 million in equity from BR Carroll JV Entity, and a loan made by Jones Lang LaSalle Multifamily, LLC, on behalf of Freddie Mac, or Naples Lender, to Naples Owner in the principal amount of $32,626,000, or the Naples Loan, which Naples Loan is secured by Summer Wind Property and improvements. The Naples Loan has a term of 84-months and matures on February 1, 2023. The Naples Loan requires interest only payments until maturity.

The Naples Loan may not be voluntarily prepaid during the first twelve months of the loan term. Following the prepayment lockout period, the Naples Loan may be prepaid in full with a prepayment premium equal to 1.0% of the outstanding principal due through and including October 31, 2022, and thereafter at par.

The interest rate during the term of the Naples Loan is a floating rate of one-month LIBOR plus 2.17%, and is adjusted on a monthly basis based on changes in the one-month LIBOR. Naples Owner has entered a Rate Cap Agreement with SMBC Capital Markets, Inc., which agreement caps the floating one-month LIBOR interest rate as follows: 2.50% from and including January 4, 2016 until but excluding February 1, 2017; 3.00% from and including February 1, 2017 until but excluding February 1, 2018; and 3.58% from and including February 1, 2018 until but excluding February 1, 2019.

We entered into a guaranty to provide certain recourse and non-recourse guarantees to the Naples Loan which generally call for protection against losses by the Naples Lender for so-called “bad acts,” such as misrepresentations and environmental liability, and may include full recourse liability for more significant events such as bankruptcy, or the Naples Guaranty. Our financial obligations under the Naples Loan and the Naples Guaranty, as discussed in this Item 2.03, arose on January 5, 2016 in connection with the closing of the Naples Loan. MPC Partnership Holdings, LLC, a Carroll Member affiliate, entered into the Naples Guaranty on a joint and several basis with us, and the parties additionally entered into a backstop agreement pursuant to which the liability under the Naples Guaranty was allocated between the parties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Financial statements and pro forma financial information for the acquired property described in Item 2.01 were previously reported in a Form 8-K filed on January 11, 2016, and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: January 11, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer